INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 9 to Registration Statement No. 333-39604 of Hartford Life Insurance Company Separate Account Ten on Form N-4, of our report dated February 19, 2003 of Hartford Life Insurance Company relating to the financial statements as of and for the year ended December 31, 2002, 2001 and 2000, and of our report dated February 21, 2003 of Hartford Life Insurance Company Separate Account Ten relating to the financial statements as of and for the year ended December 31, 2002, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the headings "Experts" in such Statement of Additional Information.

Deloitte & Touche LLP
Hartford, Connecticut
December 30, 2003